Exhibit 99.1

Lawson Software Reports Second Quarter Fiscal 2011 Financial Results

  GAAP operating income increases 55 percent year-over-year; non-GAAP operating income increases 22 percent
  GAAP EPS of $0.07 up 328 percent year-over-year; non-GAAP EPS of $0.12 up 27 percent
  Q3 fiscal 2011 guidance: GAAP EPS of $0.06 - $0.08; Non-GAAP EPS of $0.11 - $0.13

ST. PAUL, Minn.--(BUSINESS WIRE)--January 6, 2011--Lawson Software, Inc. (Nasdaq: LWSN) today reported financial results for its second quarter of fiscal year 2011, which ended Nov. 30, 2010. As reported under generally accepted accounting principles (GAAP), revenues were $187.5 million with operating income of $20.5 million and net income of $12 million, or diluted earnings per share (EPS) of $0.07. These results compare to second quarter of fiscal year 2010 GAAP revenues of $184.4 million with operating income of $13.2 million and net income of $2.8 million, or EPS of $0.02.

Non-GAAP operating income for the second quarter of fiscal 2011 increased to $32.5 million with net income $20.1 million, or $0.12 per diluted share, compared to operating income of $26.6 million with net income of $15.6 million, or $0.09 per diluted share in the second quarter of fiscal year 2010. Second quarter non-GAAP operating income, net income and EPS includes the addition of $1.5 million of revenues impacted by purchase accounting adjustments and excludes $10.6 million of pre-tax expenses for amortization of acquired intangibles, non-cash stock-based compensation, and amortization of purchased maintenance contracts, partly offset by a pre-merger claims reserve adjustment and restructuring adjustments. Non-GAAP net income and EPS also exclude $2.3 million of pre-tax expense for non-cash convertible note interest. Non-GAAP net income and EPS include a provision for income taxes based upon a rate of 35 percent in fiscal 2011, which is applied consistently throughout the year.

“We had strong bottom line performance with non-GAAP net income rising 29 percent year-over-year,” said Harry Debes, president and chief executive officer. “Q2 software revenues increased led by robust growth in maintenance services. Consulting revenues declined consistent with a reduction in our billable consultants as we have recruited and enabled a global network of services partners. This reduction in consulting was planned and reflects the current economic reality, but more importantly, it is a strategic decision to shift our consulting revenues to approximately 30 percent of total revenues, which we believe is the right level for our company.”

Debes added, “In our target markets, healthcare and human capital management performed very well. HCM products were sold in 9 of the 11 largest deals in the quarter. HCM continues to be one of our fastest growing businesses and we significantly enhanced our solution with the acquisition of Enwisen in December.”

Financial Guidance

For the third quarter of fiscal 2011, which ends Feb. 28, 2011, the company is providing guidance using average currency exchange rates during December 2010. The company estimates total revenues of $188 million to $193 million. Non-GAAP total revenues are expected to be in the range of $190 million to $195 million, including approximately $2 million of revenues impacted by purchase accounting adjustments. The company anticipates GAAP EPS will be in the range of $0.06 to $0.08. Non-GAAP EPS is forecasted to be in the range of $0.11 to $0.13, including the revenues impacted by purchase accounting and excluding approximately $14 million of pre-tax expenses related to the amortization of acquired intangible assets, non-cash stock-based compensation, incremental non-cash convertible note interest, amortization of purchased maintenance contracts and acquisition integration costs.

The company is also updating guidance for the fiscal year 2011, which ends May 31, 2011. Total GAAP revenues are expected to be $764 million to $774 million with GAAP EPS in the range of $0.28 to $0.30. Total non-GAAP revenues are estimated at $770 million to $780 million, including $6 million in revenues impacted by purchase accounting. Non-GAAP EPS is forecasted to be in the range of $0.48 to $0.50, including the purchase accounting impact on revenues and excluding approximately $52 million of pre-tax expenses related to the amortization of acquired intangible assets, non-cash stock-based compensation, incremental non-cash convertible note interest, amortization of purchased maintenance contracts and acquisition integration costs. The non-GAAP effective tax rate for the fiscal 2011 is estimated at 35 percent, which the company expects to apply consistently throughout the fiscal year.

Conference Call, Webcast and Key Metrics

The company will host a conference call and webcast to discuss its second quarter results and future outlook at 5 p.m. EDT (4 p.m. CDT) Jan. 6, 2011. Interested parties may also listen to the call by dialing 1-888-810-4935 (or 1-312-470-0073) and using the passcode "LWSN." Interested parties should access the webcast at www.lawson.com/investor or dial into the conference call approximately 10-15 minutes before the scheduled start time.

A replay will be available approximately one hour after the webcast and conference call concludes and will remain available for one week. To access the replay, dial 1-800-216-6080 or 1-402-220-3894 for international callers. The webcast will also remain on www.lawson.com/investor for approximately one week. Additional key business metrics are also available at the Lawson Investor Relations web page.

About Lawson Software

Lawson Software is a global provider of enterprise software. We provide business application software, maintenance and consulting to customers primarily in specific services, trade and manufacturing/distribution industries. We specialize in and target specific industries including healthcare, services, public sector, equipment service management & rental, manufacturing & distribution and consumer products industries. Our software solutions include Enterprise Financial Management, Human Capital Management, Business Intelligence, Asset Management, Enterprise Performance Management, Supply Chain Management, Service Management, Manufacturing Operations, Business Project Management and industry-tailored applications. Our applications help automate and integrate critical business processes, which enable our customers to collaborate with their partners, suppliers and employees, reduce costs and enhance business or operational performance. Lawson is headquartered in St. Paul, Minn., and has offices around the world. Visit Lawson online at www.lawson.com. For Lawson’s listing on the First North exchange in Sweden, Remium AB is acting as the Certified Adviser.

Forward-Looking Statements

This press release contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to: uncertainties in the software industry; uncertainties as to when and whether the conditions for the recognition of deferred revenue will be satisfied; increased competition; the impact of foreign currency exchange rate fluctuations; continuation of the global recession and credit crisis; Lawson’s ability to integrate acquisitions successfully; changes in conditions in the company's targeted industries; the outcome of pending litigation and other risk factors listed in the company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this press release.

Use of Non-GAAP Financial Measure Reconciliations

We believe our presentation of non-GAAP revenues, operating income, operating margin, net income and diluted net income per share provide meaningful insight into our operating performance and an alternative perspective of our results of operations. We use these non-GAAP measures to assess our operating performance, develop budgets, serve as a measurement for incentive compensation awards and manage expenditures. Presentation of these non-GAAP measures allows investors to review our results of operations from the same perspective as management and our Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analysis and comparisons of our current and past results of operations, facilitate comparisons of our operating results with those of our competitors and provide insight into the prospects of our future performance. We also believe that the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use to analyze software companies including those that have recently made significant acquisitions.

The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from the methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with U.S. GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable U.S. GAAP results provided for each period presented, which are attached to this release.

The non-GAAP adjustments we make to our reported U.S. GAAP results are primarily related to purchase accounting and other acquisition matters, significant non-cash accounting charges and restructuring charges.

Our primary non-GAAP reconciling items are as follows:

Purchase Accounting Impact on Revenue - Our non-GAAP financial results include pro forma adjustments to increase maintenance and consulting revenues that we would have recognized if we had not adjusted acquired deferred revenues to their fair values as required by U.S.GAAP. Certain deferred revenues for maintenance and consulting on the acquired entity’s balance sheet, at the time of the acquisition, were eliminated from U.S. GAAP results as part of the purchase accounting for the acquisition. As a result, our U.S. GAAP results do not, in management’s view, reflect all of our maintenance and consulting activity. We believe the inclusion of the non-GAAP revenue adjustment provides investors a helpful alternative view of Lawson’s maintenance and consulting operations.

Amortization of Purchased Maintenance Contracts - We have excluded amortization of purchased maintenance contracts from our non-GAAP results. The purchase price related to these contracts is being amortized based upon the proportion of future cash flows estimated to be generated each period over the estimated useful lives of the contracts. We believe that the exclusion of the amortization expense related to the purchased maintenance contracts provides investors an enhanced understanding of our results of operations.

Stock-Based Compensation - Expense related to stock-based compensation has been excluded from our non-GAAP results of operations. These charges consist of the estimated fair value of share-based awards including stock options, restricted stock, restricted stock units and share purchases under our employee stock purchase plan. While the charges for stock-based compensation are of a recurring nature, as we grant stock-based awards to attract and retain quality employees and as an incentive to help achieve financial and other corporate goals, we exclude them from our results of operation in assessing our operating performance. These charges are typically non-cash and are often the result of complex calculations using an option-pricing model that estimates stock-based awards’ fair value based on factors such as volatility and risk-free interest rates that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in our operating plans that we use to manage our business. In addition, we believe the exclusion of these charges facilitates comparisons of our operating results with those of our competitors who may have different policies regarding the use of stock-based awards.

Pre-Merger Claims Reserve Adjustment - We have excluded the adjustment to our pre-merger claims reserve from our non-GAAP results. As part of the purchase accounting relating to acquisition of Intentia, we established a reserve for Intentia customer claims and disputes that arose before the acquisition which were originally recorded to goodwill. As we are outside the period in which adjustments to such purchase accounting is allowed, adjustments to the reserve are recorded in our general and administrative expenses under GAAP. We do not consider the adjustments to this reserve established under purchase accounting in our assessment of our operating performance. Further, since this reserve was established in purchase accounting, the original charge was not reflected in our operating results. We believe that the exclusion of the pre-merger claims reserve adjustment provides investors an appropriate alternative view of our results of operations and facilitates comparisons of our results period-over-period.

Pension Gain - We have implemented certain modifications to our pension plan in Norway. These modifications resulted in a curtailment of benefits under the plan and resulted in our recording a gain related to the change in all active participants’ projected benefit obligations resulting from the curtailment. In addition, these modifications led to a settlement of active participants’ projected benefit obligations and resulted in our recording an additional gain related to the pension settlement. We do not consider these gains in our assessment of our operating performance. We believe that the exclusion of the non-recurring pension gains provide investors a useful alternative view of our results of operations and facilitates comparisons of our results period-over-period.

Restructuring - We have recorded various restructuring charges related to actions taken to reduce our cost structure to enhance operating effectiveness and improve profitability and to eliminate certain redundancies in connection with acquisitions. These restructuring activities impacted different functional areas of our operations in different locations and were undertaken to meet specific business objectives in light of the facts and circumstances at the time of each restructuring event. These charges include costs related to severance and other termination benefits as well as costs to exit leased facilities. These restructuring charges are excluded from management’s assessment of our operating performance. We believe that the exclusion of the restructuring charges provides investors a useful alternative view of the cost structure of our operations and facilitates comparisons with the results of other periods that may not reflect such charges or may reflect different levels of such charges.

Amortization of Acquired Intangibles - We have excluded amortization of acquisition-related intangible assets including purchased technology, client lists, customer relationships, trademarks, order backlog and non-compete agreements from our non-GAAP results. The fair value of the intangible assets, which was allocated to these assets through purchase accounting, is amortized using accelerated or straight-line methods which approximate the proportion of future cash flows estimated to be generated each period over the estimated useful lives of the applicable assets. While these non-cash amortization charges are recurring in nature and the underlying assets benefit our operations, this amortization expense can fluctuate significantly based on the nature, timing and size of our past acquisitions and may be affected by future acquisitions. This makes comparisons of our current and historic operating performance difficult. Therefore, we exclude such expenses when analyzing the results of our operations including those of acquired entities. We believe that the exclusion of the amortization expense of acquired intangible assets provides investors useful information facilitating comparison of our results period-over-period and with other companies in the software industry as they each have their own acquisition histories and related non-GAAP adjustments.

Non-Cash Interest Expense Related to Convertible Debt - We have excluded the incremental non-cash interest expense related to our $240.0 million 2.5% senior convertible notes that we are required to recognize under U.S. GAAP for convertible debt securities from our non-GAAP results of operations for all periods presented. This accounting guidance requires us to recognize additional non-cash interest expense based on the market rate for similar debt instruments that do not contain a comparable conversion feature. We have allocated a portion of the proceeds from the issuance of the senior notes to the embedded conversion feature resulting in a discount on our senior notes. The debt discount is being amortized as additional non-cash interest expense over the term of the notes using the effective interest method. These non-cash interest charges are not included in our operating plans and are not included in management’s assessment of our operating performance. We believe that the exclusion of the non-cash interest charges provides a useful alternative for investors to evaluate the cost structure of our operations in a manner consistent with our internal evaluation of our cost structure.

Non-GAAP Tax Provision Adjustments - The non-GAAP tax provision adjustments are due to the increase in non-GAAP taxable income as compared to U.S. GAAP taxable income resulting from the non-GAAP reconciling items detailed in the below table and the jurisdictional mix of non-GAAP and U.S. GAAP taxable income. The non-GAAP tax provision adjustments are made to reflect the annual global effective non-GAAP tax rate for each period.

LAWSON SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)
			% Increase	% Increase
	Three Months Ended		(Decrease)	(Decrease) at
	November 30, 2010	November 30, 2009	as reported	constant currency
Revenues:
License fees	$26,362	$28,371	(7%)	(6%)
Maintenance services	97,495	85,152	14%	13%
Software revenues	123,857	113,523	9%	8%
Consulting	63,605	70,899	(10%)	(9%)
Total revenues	187,462	184,422	2%	2%

Costs of revenues:
Cost of license fees	6,104	5,407	13%	11%
Cost of maintenance services	17,556	16,922	4%	5%
Cost of software revenues	23,660	22,329	6%	6%
Cost of consulting	55,377	59,943	(8%)	(7%)
Total costs of revenues	79,037	82,272	(4%)	(3%)

Gross profit	108,425	102,150	6%	5%
Gross margin	58%	55%

Operating expenses:
Research and development	23,745	22,273	7%	5%
Sales and marketing	39,916	40,000	(0%)	1%
General and administrative	22,033	20,075	10%	9%
Restructuring	(518)	4,676	NA	NA
Amortization of acquired intangibles	2,777	1,945	43%	47%
Total operating expenses	87,953	88,969	(1%)	(1%)

Operating income	20,472	13,181	55%	47%
Operating margin	11%	7%

Other income (expense), net:
Interest income	420	245	71%	72%
Interest expense	(4,171)	(4,117)	1%	1%
Other income (expense), net	(96)	(62)	55%	++ +
Total other income (expense), net	(3,847)	(3,934)	(2%)	(1%)

Income before income taxes	16,625	9,247	80%	65%
Provision for income taxes	4,648	6,493	(28%)	(28%)
Net income	$11,977	$2,754	335%	227%

Net income per share:
Basic	$0.07	$0.02	329%	223%
Diluted	$0.07	$0.02	328%	221%

Shares used in computing net income per share:
Basic	163,460	161,402	1%
Diluted	167,902	165,164	2%

We disclose the percent change in the results from one period to another using constant currency to adjust year-over-year measurements for impacts due to currency fluctuations. Constant currency changes should be considered in addition to, and not as a substitute for changes in revenues, expenses, income, or other measures of financial performance prepared in accordance with US GAAP. We calculate constant currency changes by converting entities’ financial results for the prior year period that are reported in currencies other than the United States dollar at the exchange rate in effect for the current period rather than the previous period.

LAWSON SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)
			% Increase	% Increase
	Six Months Ended		(Decrease)	(Decrease) at
	November 30, 2010	November 30, 2009	as reported	constant currency
Revenues:
License fees	$50,870	$54,306	(6%)	(5%)
Maintenance services	192,145	170,582	13%	11%
Software revenues	243,015	224,888	8%	7%
Consulting	119,107	128,526	(7%)	(6%)
Total revenues	362,122	353,414	2%	3%

Costs of revenues:
Cost of license fees	11,978	10,334	16%	15%
Cost of maintenance services	34,575	32,481	6%	8%
Cost of software revenues	46,553	42,815	9%	9%
Cost of consulting	107,124	111,778	(4%)	(3%)
Total costs of revenues	153,677	154,593	(1%)	1%

Gross profit	208,445	198,821	5%	4%
Gross margin	58%	56%

Operating expenses:
Research and development	45,061	42,891	5%	4%
Sales and marketing	77,642	75,877	2%	4%
General and administrative	43,497	39,732	9%	10%
Restructuring	(1,453)	4,751	NA	NA
Amortization of acquired intangibles	5,483	3,825	43%	49%
Total operating expenses	170,230	167,076	2%	2%

Operating income	38,215	31,745	20%	12%
Operating margin	11%	9%

Other income (expense), net:
Interest income	762	563	35%	37%
Interest expense	(8,284)	(8,159)	2%	2%
Other income (expense), net	(146)	(160)	(9%)	289%
Total other income (expense), net	(7,668)	(7,756)	(1%)	0%

Income before income taxes	30,547	23,989	27%	15%
Provision for income taxes	8,934	15,258	(41%)	(40%)
Net income	$21,613	$8,731	148%	86%

Net income per share:
Basic	$0.13	$0.05	145%	84%
Diluted	$0.13	$0.05	143%	83%

Shares used in computing net income per share:
Basic	163,026	161,256	1%
Diluted	167,558	164,635	2%

We disclose the percent change in the results from one period to another using constant currency to adjust year-over-year measurements for impacts due to currency fluctuations. Constant currency changes should be considered in addition to, and not as a substitute for, changes in revenues, expenses, income, or other measures of financial performance prepared in accordance with US GAAP. We calculate constant currency changes by converting entities’ financial results for the prior year period that are reported in currencies other than the United States dollar at the exchange rate in effect for the current period rather than the previous period.

LAWSON SOFTWARE, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)
	November 30, 2010	May 31, 2010
ASSETS

Current assets:
Cash and cash equivalents	$288,273	$375,917
Restricted cash - current	635	654
Trade accounts receivable, net	109,195	117,976
Income taxes receivable	10,607	4,664
Deferred income taxes - current	19,326	18,957
Prepaid expenses and other current assets	45,288	51,945
Total current assets	473,324	570,113

Restricted cash - non-current	10,153	10,070
Property and equipment, net	52,638	54,671
Goodwill	562,489	525,576
Other intangibles assets, net	147,242	159,665
Deferred income taxes - non-current	36,614	38,144
Other assets	13,555	13,805
Total assets	$1,296,015	$1,372,044

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Long-term debt - current	$2,464	$2,646
Accounts payable	7,369	12,085
Accrued compensation and benefits	58,084	76,102
Income taxes payable	2,331	2,271
Deferred income taxes - current	6,197	5,605
Deferred revenue - current	197,960	319,797
Other current liabilities	29,620	36,573
Total current liabilities	304,025	455,079

Long-term debt - non-current	228,090	224,143
Deferred income taxes - non-current	43,133	42,834
Deferred revenue - non-current	6,843	8,363
Other long-term liabilities	15,889	16,456
Total liabilities	597,980	746,875

Stockholders’ equity:
Common stock	2,036	2,029
Additional paid-in capital	889,297	887,349
Treasury stock, at cost	(322,389)	(326,925)
Retained earnings	75,355	53,742
Accumulated other comprehensive income	53,736	8,974
Total stockholders’ equity	698,035	625,169
Total liabilities and stockholders’ equity	$1,296,015	$1,372,044

LAWSON SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	Three Months Ended		Six Months Ended
	November 30,	November 30,	November 30,	November 30,
	2010	2009	2010	2009

Cash flows from operating activities:
Net income	$11,977	$2,754	$21,613	$8,731
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	13,890	10,736	27,734	20,778
Amortization of debt issuance costs	260	260	520	520
Amortization of debt discount	2,265	2,121	4,530	4,243
Deferred income taxes	735	1,659	2,463	4,891
Provision for doubtful accounts	(63)	(174)	(76)	467
Warranty provision	1,003	1,351	1,824	2,353
Net loss on disposal of assets	(3)	-	6	10
Excess tax benefits from stock transactions	(175)	(135)	(1,293)	(303)
Stock- based compensation expense	4,188	4,433	9,130	7,000
Changes in operating assets and liabilities (net of acquisition):
Trade accounts receivable	(6,656)	1,968	10,183	34,367
Prepaid expenses and other assets	2,069	(10,194)	10,396	1,727
Accounts payable	1,638	(2,462)	(4,977)	(8,346)
Accrued expenses and other liabilities	(7,826)	5,971	(35,510)	(29,962)
Income taxes payable/receivable	(2,077)	16,376	(6,459)	4,856
Deferred revenue	(70,926)	(66,267)	(128,129)	(103,477)
Net cash used in operating activities	(49,701)	(31,603)	(88,045)	(52,145)

Cash flows from investing activities:
Change in restricted cash	175	1,089	(216)	812
Purchases of marketable securities and investments	-	-	(3,006)	-
Purchases of property and equipment	(3,549)	(4,223)	(9,549)	(8,581)
Net cash used in investing activities	(3,374)	(3,134)	(12,771)	(7,769)

Cash flows from financing activities:
Principal payments on long-term debt	(307)	(424)	(652)	(891)
Payments on capital lease obligations	(299)	(730)	(624)	(1,305)
Cash proceeds from exercise of stock options	1,981	280	2,561	1,477
Excess tax benefit from stock transactions	175	135	1,293	303
Cash proceeds from employee stock purchase plan	654	574	1,268	1,124
Repurchase of common stock	-	-	(1,730)	(1,284)
Net cash provided by (used in) financing activities	2,204	(165)	2,116	(576)

Effect of exchange rate changes on cash and cash equivalents	6,038	4,063	11,056	6,138

Net decrease in cash and cash equivalents	(44,833)	(30,839)	(87,644)	(54,352)
Cash and cash equivalents at the beginning of the period	333,106	391,302	375,917	414,815
Cash and cash equivalents at the end of the period	$288,273	$360,463	$288,273	$360,463

LAWSON SOFTWARE, INC.
RECONCILIATIONS OF SELECTED GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(unaudited)
Reconciliation of GAAP revenues, operating income, operating margin and net income to equivalent Non-GAAP measures
		Three Months Ended		Six Months Ended
		November 30, 2010	November 30, 2009	November 30, 2010	November 30, 2009
GAAP revenue		$187,462	$184,422	$362,122	$353,414
Non-GAAP revenue adjustments:
Purchase accounting impact on maintenance revenues		1,139	-	2,568	-
Purchase accounting impact on consulting revenues		346	-	866	-
Non-GAAP revenue adjustments		1,485	-	3,434	-
Non-GAAP revenue		$188,947	$184,422	$365,556	$353,414

GAAP operating income		$20,472	$13,181	$38,215	$31,745
GAAP operating margin		11%	7%	11%	9%
Non-GAAP revenue adjustments		1,485	-	3,434	-

Non-GAAP costs/operating expense adjustments:
Amortization of purchased maintenance contracts		395	530	790	1,097
Stock-based compensation		4,181	4,433	9,130	7,001
Pre-merger claims reserve adjustment		(630)	(661)	(630)	(661)
Pension gain		-	-	(1,912)	-
Restructuring		(518)	4,676	(1,453)	4,751
Amortization of acquired intangibles		7,148	4,447	14,212	8,826
Total non-GAAP costs/operating expense adjustments		10,576	13,425	20,137	21,014
Non-GAAP operating income		$32,533	$26,606	$61,786	$52,759
Non-GAAP operating margin		17%	14%	17%	15%

GAAP net income		$11,977	$2,754	$21,613	$8,731
Non-GAAP revenue adjustments		1,485	-	3,434	-
Non-GAAP costs/operating expense adjustments		10,576	13,425	20,137	21,014
Non-cash interest expense related to convertible debt		2,265	2,122	4,530	4,243
Tax provision adjustment	(1)	(6,185)	(2,681)	(11,593)	(2,963)
Non-GAAP net income		$20,118	$15,620	$38,121	$31,025

Reconciliation of GAAP net income per diluted share to Non-GAAP net income per diluted share
		Three Months Ended		Six Months Ended
		November 30, 2010	November 30, 2009	November 30, 2010	November 30, 2009
GAAP net income per diluted share		$0.07	$0.02	$0.13	$0.05
Purchase accounting impact on revenue		0.01	-	0.02	-
Amortization of purchased maintenance contracts		0.00	0.00	0.00	0.01
Stock-based compensation		0.02	0.03	0.05	0.04
Pre-merger claims reserve adjustment		(0.00)	(0.00)	(0.00)	(0.00)
Pension gain		-	-	(0.01)	-
Restructuring		(0.00)	0.03	(0.01)	0.03
Amortization of acquired intangibles		0.04	0.03	0.08	0.05
Non-cash interest expense related to convertible debt		0.01	0.01	0.03	0.03
Tax provision adjustment		(0.04)	(0.02)	(0.07)	(0.02)
Non-GAAP net income per diluted share	(2)	$0.12	$0.09	$0.23	$0.19

Weighted average shares - basic		163,460	161,402	163,026	161,256
Weighted average shares - diluted		167,902	165,164	167,558	164,635
(1)	Based on a projected annual global effective tax rate analysis, the non-GAAP tax provision for fiscal 2011 was calculated to be 35% and was 37% for fiscal 2010.
Non-GAAP tax provision is calculated by excluding the non-GAAP adjustments on a jurisdictional basis.
(2)	Net income per share columns may not total due to rounding.

LAWSON SOFTWARE, INC.
SUPPLEMENTAL NON-GAAP MEASURES
INCREASE (DECREASE) IN GAAP AMOUNTS REPORTED
(in thousands)
(unaudited)
		Three Months Ended		Six Months Ended

		November 30, 2010	November 30, 209	November 30, 2010	November 30, 209
Revenue items
Purchase accounting impact on maintenance revenues		$1,139	$-	$2,568	$-
Purchase accounting impact on consulting revenues		346	-	866	-
Total revenue items		1,485	-	3,434	-

Cost of license items
Amortization of acquired intangibles		(4,371)	(2,502)	(8,729)	(5,001)
Total cost of license items		(4,371)	(2,502)	(8,729)	(5,001)

Cost of maintenance items
Amortization of purchased maintenance contracts		(395)	(530)	(790)	(1,097)
Stock-based compensation		(214)	(394)	(586)	(535)
Total cost of maintenance items		(609)	(924)	(1,376)	(1,632)

Cost of consulting items
Stock-based compensation		(651)	(842)	(1,481)	(1,265)
Total cost of consulting items		(651)	(842)	(1,481)	(1,265)

Research and development items
Stock-based compensation		(479)	(52)	(1,034)	(182)
Total research and development items		(479)	(52)	(1,034)	(182)

Sales and marketing items
Stock-based compensation		(483)	(2,029)	(1,750)	(2,851)
Total sales and marketing items		(483)	(2,029)	(1,750)	(2,851)

General and administrative items
Pre-merger claims reserve adjustment		630	661	630	661
Pension gain		-	-	1,912	-
Stock-based compensation		(2,354)	(1,116)	(4,279)	(2,168)
Total general and administrative items		(1,724)	(455)	(1,737)	(1,507)

Restructuring		518	(4,676)	1,453	(4,751)

Amortization of acquired intangibles		(2,777)	(1,945)	(5,483)	(3,825)

Non-cash interest expense related to convertible debt		(2,265)	(2,122)	(4,530)	(4,243)

Tax provision adjustment	(1)	6,185	2,681	11,593	2,963

Total non-GAAP Adjustments		$8,141	$12,866	$16,508	$22,294

(1)	Based on a projected annual global effective tax rate analysis, the non-GAAP tax provision for fiscal 2011 was calculated to be 35% and was 37% for fiscal 2010.
The non-GAAP tax provision is calculated excluding the non-GAAP adjustments on a jurisdictional basis.

CONTACT:
Lawson Software
Joe Thornton
Media
+1-651-767-6154
joe.thornton@us.lawson.com
or
Barbara Doyle
Investors and Analysts
+1-651-767-4385
investor@lawson.com
or
Heather Pribyl
Investors and Analysts
+1-651-767-4659
investor@lawson.com